Exhibit 5.1

HARNEYS

British Virgin Islands and Anguillan lawyers

Associated offices

Road Town Tortola BVI
Tel: + 1 284 494 2233
Fax: + 1 284 494 3547

The Valley Anguilla
Tel: + 1 264 498 5000
Fax: + 1 264 498 5001

Harney Westwood & Riegels LLP
3rd Floor, 7 Ludgate Broadway
London, EC4V 6DX
Tel: +44 (0) 20 7332 5620
Fax: +44 (0) 20 7332 5621

www.harneys.com

Your Ref

Our Ref 011644.0024.WAW

23 November 2004

UTi Worldwide Inc.
9 Columbus Centre
Pelican Drive
Road Town, Tortola
British Virgin Islands

Dear Sirs

UTi Worldwide Inc. (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with a Registration Statement on Form S-3, as amended, under the United States Securities Act of 1933 as filed with the Securities and Exchange Commission on October 28, 2004 as amended on November 23, 2004 (Registration No. 333-120040 (the “Registration Statement”)) in relation to (a) the registration by the Company of (i) ordinary shares of no par value each (the “Ordinary Shares”), (ii) shares of preferred stock, of no par value each (the “Class A Preferred Stock”); (iii) shares of preferred stock of no par value each (the “Class B Preferred Stock”) and together with the Class A Preferred Stock (the “Preferred Stock”); (iv) debt securities (the “Debt Securities”) of the Company; and (v) warrants (“Warrants”) to purchase Ordinary Shares or Preferred Stock (items (i) to (v) are collectively referred to hereafter as its “Securities”) with an aggregate public offering price of up to $250,000,000; and (b) the proposed public offering by PTR Holdings Inc., United Service Technologies Limited, Union-Transport Holdings Inc., Alan C. Draper and Matthys J. Wessels, five selling shareholders (the “Selling Shareholders”), of up to 12,016,274 Ordinary Shares of the Company (the “Selling Shareholders Shares”) annexed thereto are two forms of prospectus– (aa) a form of Prospectus dated November 23, 2004 in relation to the registration of the Securities named therein (the “Company Prospectus”) and (bb) a form of Prospectus dated November 23, 2004 in relation to sale by the Selling Shareholders named therein of the Selling Shareholders Shares (the “Alternative Prospectus”).

2.	For the purpose of this opinion, we have examined the following:

(i)	a facsimile copy of the Registration Statement, the Company Prospectus and the Alternate Prospectus.

A list of partners is available for inspection at our offices.

(ii)	(a)	the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on 17 November 2004; and

(b)	an email dated 22 November 2004 from the Registered Agent of the Company confirming that it filed on 18 November 2004 for and on behalf of the Company at the Registry of Corporate Affairs in the British Virgin Islands a directors’ resolution dated which amended regulation 75 of the Articles of Association of the Company to change the number of directors from nine (9) directors to a minimum of one (1) director and a maximum of seven (7) directors;

(ii)	a copy of the written resolutions of the directors of the Company dated 28 October 2004 approving the Company’s entry into, and authorising the execution, and delivery, where applicable, of the Registration Statement by the Company and a copy of the written resolutions of the directors of the Company dated 18 November 2004 ratifying the previous actions of the directors including its entry into, execution, and delivery, where applicable, of the Registration Statement by the Company (the “Directors’ Resolutions”);

(iii)	an original registered agent’s certificate (including a certified copy of the share register) dated 22 November 2004 identifying the directors and shareholders of the Company, issued by Midocean Management & Trust Services (BVI) Ltd, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iv)	a certificate of good standing dated 17 November 2004 issued by the Registry of Corporate Affairs in the British Virgin Islands;

(v)	a officer’s certificate dated 22 November 2004 issued by Lawrence Samuels (the “Officer’s Certificate”) supporting;

(vi)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 16 November 2004; and

(vii)	the records of proceedings on file with, and available for inspection on 16 November 2004 at the High Court of Justice, British Virgin Islands.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)	that the Registration Statement constitutes valid, legally binding and enforceable obligations of the Company under the laws of the State of New York by which law it is expressed to be governed;

(f)	that all the obligations under the Registration Statement of each party to it other than the Company are legal, valid, binding and enforceable in accordance with its terms on that party;

(g)	that the information appearing in the Registered Agent’s Certificate was correct on the date(s) on which the Directors’ Resolutions were executed, and that the Directors’ Resolutions and the Officer’s Certificate remain in full force and effect;

(h)	Upon the issuance of any (i) Ordinary Shares, (ii) Ordinary Shares which may be issued upon conversion of any shares of Preferred Stock convertible into Ordinary Shares, or (iii) Ordinary Shares which may be issued upon the exercise of any of the Warrants (together, the “Common Securities”), the total number of Ordinary Shares issued and outstanding will not exceed the number of Ordinary Shares the Company is then authorised to issue under its Memorandum and Articles of Association;

(i)	Upon the issuance of any (i) shares of Preferred Stock or (ii) shares of Preferred Stock which may be issued upon the exercise of any of the Warrants (together, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorised to issue under its Memorandum and Articles of Association;

(j)	The issuance of, and certain terms of, the Securities will be approved and authorised by the directors by a resolution of directors or by a resolution of a duly authorised committee thereof, in accordance with the Company’s memorandum and articles of association (such resolutions referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof; and

(k)	The Warrants will be duly converted or exercised in accordance with their terms.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	The Company is a company duly incorporated with limited liability under the International Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

(b)	Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorised for issuance and, when and if issued and delivered against payment therefore and otherwise in accordance with the Company’s Memorandum and Articles of Association will be validly issued, fully paid and nonassessable.

(c)	Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorised for issuance and, when and if issued and delivered against payment therefore and otherwise in accordance with the Company’s Memorandum and Articles of Association will be validly issued, fully paid and nonassessable.

(d)	Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorised for issuance.

(e)	Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorised for issuance.

(f)	The Selling Shareholders Shares were duly authorised and validly issued in accordance with BVI law and the Company’s memorandum and articles of association and are fully paid and nonassessable.

5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.	This opinion is being rendered to you solely for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Yours faithfully
HARNEY WESTWOOD & RIEGELS LLP

/s/ Harney Westwood & Riegels LLP

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